LIMITED POWER OF ATTORNEY

        The undersigned hereby constitutes and appoints each of Bernard E. Kury, Robert E. Allen, and Diane L. Barker, signing singly, the undersigned’s true and lawful attorney-in-fact to

(1)

execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer of Guidant Corporation (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Forms 144 in accordance with Rule 144 under the Securities Act of 1933 (together, “Forms”);

(2)

do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Forms and timely file such Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority, including any filings or acts necessary or desirable to secure electronic filing codes or to complete electronic filings; and

(3)

take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, is requisite, necessary, or proper in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, the undersigned hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or under the Securities Act of 1933.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of November, 2005.

         /s/ Kathy Lundberg